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                                                                    EXHIBIT 10.1


                                Credit Agreement
                            Dated as of March 5, 2001
                               (this "Agreement")



Lender:             Verizon Investments Inc., a Delaware corporation ("Lender").


Borrower:           Genuity Inc., a Delaware corporation ("Borrower").


Facility:           $500,000,000 line of credit (the "Facility").


Commitment Period:  March 8, 2001 to, but not including, May 31, 2001
                    (the "Commitment Period").


Maturity Date:      May 31, 2001 (the "Maturity Date").


Five-Year
Agreement:          All references to the Five-Year Agreement herein
                    shall be deemed to refer to the $2,000,000,000 Five-Year
                    Credit Agreement, dated as of September 5, 2000, as amended on December 6, 2000 and as may be amended from time to time hereafter, among Borrower, the initial lenders named therein, The Chase Manhattan Bank, as administrative agent for said lenders, Chase Securities, Inc., as arranger, Citibank, N.A., as syndication agent, and Credit Suisse
                    First Boston and Deutsche Bank AG, New York and/or Cayman
                    Islands Branches, as co-documentation agents (the "Five-Year
                    Agreement").

Availability:       Borrower shall have the right to borrow from time to time
                    under the Facility during the Commitment Period following three business days notice provided through and subject to the terms of a Notice of Borrowing given by Borrower as hereinafter provided (a "Notice of Borrowing"), in an amount not to be less than $25,000,000 or more than $200,000,000 on any business day. All borrowings shall be repaid in full on or before the Maturity Date.


Use of Proceeds:    The proceeds of any borrowing by Borrower under the Facility shall be available for the general corporate purposes of Borrower.


Notice of
Borrowing:          In writing on the Notice of Borrowing form attached hereto, to be delivered to Lender at least three business days in advance of the requested borrowing.


Term of Borrowing:  At Borrower's option, any period to the extent possible, but not less than five business days and not to extend beyond the Maturity Date (a "Term of Borrowing").


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Interest Rate:      The rate of interest on any borrowing under the
                    Facility will be calculated at London Interbank Offer ("LIBO") rate plus 200 basis points per annum, LIBO being the average (rounded upward, if necessary, to the next 1/16 of 1%) of the rates per annum at which JP Morgan Chase, or any successor thereto, is offered deposits in United States dollars as of 11:00 a.m. London time, on the second London business day preceding the first day of the Term of Borrowing, by prime banks in the London interbank market of an amount and for an interest period most similar to the Term of Borrowing, adjusted for applicable reserve requirements.


Increased Costs:    If (i) Lender borrows funds from any source at an interest rate based on the LIBO rate during the Commitment Period in response to or in anticipation of the receipt of a Notice of Borrowing from Borrower, (ii) Lender lends such funds to Borrower through the Facility and (iii) Lender incurs or reasonably anticipates that it will incur costs of a nature generally described in Section 2.11 (a) and (b) of the Five-
                    Year Agreement, then Borrower shall reimburse Lender for any such costs incurred or to be incurred by Lender.


Payments:           Interest is payable on the last day of the applicable
                    interest period in immediately available funds. Interest is to be calculated on the basis of the actual number of days elapsed in a year of 360 days. Notwithstanding the foregoing, principal and all remaining interest due and owing to the maturity of each borrowing shall be due and payable at the maturity of each borrowing. If any payment on any borrowing under the Facility is paid for whatever reason on a date other than the last day of the interest period applicable thereto, Borrower shall, upon demand by Lender, pay to Lender any amounts required to compensate Lender for any additional losses, costs or expenses that Lender incurs or reasonably expects to incur as a result of such payment, including, without limitation, any costs which Lender pays or will be required to pay to any source from which Lender may have previously borrowed funds to lend to Borrower under the Facility.


Evidence of Debt:   The Master Promissory Note attached hereto shall evidence
                    borrowings under the Facility.


Representations     Borrower represents and warrants, as of the first day of
and Warranties      the Commitment Period and on each date that Borrower
                    submits to Lender a Notice of Borrowing, as follows:

                    (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                    (b) The execution, delivery and performance by Borrower of this Agreement and the Master Promissory Note, and the consummation of the transactions contemplated hereby, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Borrower's charter or by-laws (or other equivalent organizational documents)


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                              or (ii) any law or contractual restriction binding
                              on or affecting Borrower.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by Borrower of this Agreement or the Master Promissory Note.

                    (d) This Agreement and the Master Promissory Note have been duly executed and delivered by Borrower. Assuming that this Agreement has been duly executed and delivered by Lender, this Agreement and the Master Promissory Note are legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) general principals of equity, regardless of whether applied in proceedings in equity or at law.

                    (e) The consolidated balance sheet of Borrower and its subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows of Borrower and its subsidiaries for the fiscal year then ended fairly present the consolidated financial condition of Borrower and its subsidiaries as at such date and the consolidated results of the operations of Borrower and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and any report or audit opinion issued on such financial statements by Arthur Andersen LLP shall be in standard form and unqualified.

                    (f) There is no pending or (to the knowledge of Borrower) threatened action or proceeding affecting Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement or the Master Promissory Note.

                    (g) Neither Borrower nor any of its subsidiaries is an investment company, as such term is defined in the Investment Company Act of 1940, as amended.

                    (h) The Five-Year Agreement remains in full force and effect, is enforceable against Borrower in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law; and Borrower is permitted to make additional borrowings thereunder (or would be permitted to make such additional borrowings thereunder but for the fact that Borrower is currently indebted to the lenders thereunder in a principal amount equal to $2,000,000,000).


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Standard Covenants:  The provisions with respect to covenants set forth in
                     Article V of the Five-Year Agreement shall be incorporated by reference herein and shall be deemed for all purposes to apply equally to the Facility; provided, however, that (i) the term "Advance" shall be deemed to apply to any borrowing under the Facility and "Commitment" shall be deemed to apply to the obligation of Lender to Borrower to permit Borrower to borrow funds under the Facility, (ii) the terms "Lender," "Lenders" and "Agent" shall each be deemed to apply to Lender, and (iii) Section 5.01(j) shall not be deemed to apply to the Facility.

Additional
Covenants:           Borrower further covenants that during the Commitment
                     Period:

                    (a) Borrower shall not make any additional borrowings under the Five-Year Agreement if the principal amount of any borrowings made hereunder plus the principal amount of all borrowings then outstanding under the Five-Year Agreement shall exceed $2,000,000,000 until Borrower shall have received at least $500,000,000 in proceeds from any, or any combination of, the following: (i) the issuance of indebtedness in the public or private capital markets, (ii) borrowings under bank credit facilities (other than through borrowings pursuant to the Five-Year Agreement), or (iii) the sale of capital assets no longer used and useful in Borrower's business as then being conducted; provided, however, that the foregoing covenant shall not be applicable during any period that the ratio of the indebtedness actually incurred by Borrower under the Five-Year Agreement to the indebtedness actually incurred by Borrower under the Facility shall equal or exceed 4:1.

                    (b) Borrower shall apply all net proceeds received from the issuance of indebtedness in public or private capital markets transactions during the Commitment Period to the repayment of all amounts then borrowed under the Facility until all amounts borrowed under the Facility shall have been repaid in full.

                    (c) Borrower shall never permit the sum of all amounts borrowed under the Facility plus the aggregate principal amount of all public or private capital market securities issued by Borrower and guaranteed by Lender or any affiliate of Lender to exceed 25% of the aggregate debt financing that Borrower is permitted to incur under the Recapitalization Agreement dated June 22, 2000 between Lender and GTE Corporation, as such Recapitalization Agreement may be amended from time to time.


Taxes: If (i) Lender borrows funds from any source during the Commitment Period in response to or in anticipation of the receipt of a Notice of Borrowing from Borrower, (ii) Lender lends such funds to Borrower through the Facility and (iii) Lender is required to pay, or reasonably anticipates that it will be required to pay, Taxes or Other Taxes of a nature generally described in Section 2.14 of the Five-Year Agreement, then Borrower shall reimburse Lender for any such Taxes or Other Taxes paid or to be paid by Lender.


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Expenses:           Borrower agrees to pay an initial fee of $10,000 and on
                    demand all reasonable out-of-pocket costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Master Promissory Note and the other documents to be delivered hereunder, upon presentation of an itemized statement of account (after reasonable time for Borrower to review such statement of account). Borrower further agrees to pay on demand all costs and expenses of Lender (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Master Promissory Note and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for Lender in connection with the enforcement of rights hereunder.


Indemnification:    Borrower agrees to indemnify and hold harmless Lender and
                    each of their affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified
                    Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, the Master Promissory Note, any of the transactions contemplated herein or the actual or proposed use any borrowings hereunder, whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified
                    Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability or expense (i) results from such Indemnified Party's gross negligence or willful misconduct, or (ii) arises from litigation commenced by Borrower against Lender which seeks enforcement of any of the rights of Borrower hereunder or under the Master
                    Promissory Note and is determined adversely to Lender.
                    Borrower also agrees not to assert any claim against Lender, any of its affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, the Master Promissory Note, any of the transactions contemplated herein or the actual or proposed use of the any borrowings hereunder. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Indemnification section shall survive the payment in full of principal, interest and all other amounts payable and under the Master Promissory Note.


Events of Default:  In the event (each an "Event of Default") that:

                    (a) Borrower shall fail to pay any principal of the Master Promissory Note when due; or

                    (b) Borrower shall fail to pay any interest on the Master Promissory Note, or any facility fee, administration fee or other amounts hereunder, when due, and such amounts remain unpaid for a period of five business days; or


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                    (c)       any representation or warranty made or deemed made
                              by Borrower herein or by Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                    (d) Borrower shall fail to perform or observe any term, covenant or agreement contained in or incorporated by reference into this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Borrower by Lender; or

                    (e) Borrower shall commence a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidation, custodian or other similar official of its or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment of the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                    (f) An involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidation, custodian or other similar official or it or a substantial part of its property, and such involuntary case or other proceedings shall remain undismissed and unstayed for a period of 60 days or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect; or

                    (g) An event of default (as such term is used in the Five- Year Agreement) shall have occurred and be continuing under the Five-Year Agreement;

                    (h) (i) Verizon shall cease, prior to the exercise of the option by Verizon Communications Inc. ("Verizon") to exchange its Class B Common Stock of Borrower for Class C Common Stock of Borrower (the "Verizon Option"), to control, directly or indirectly, a sufficient number of shares of Borrower's capital stock such that, upon exercise of the Verizon Option, Verizon would own, directly or indirectly, at least 50% of the combined voting power of all Voting Stock of Borrower; or (ii) the Verizon Option is cancelled or becomes invalid or unenforceable (other than upon the exercise thereof) or the U.S. Federal Communications Commission issues a final ruling that will prevent the exercise of the Verizon Option; or (iii) after the exercise of the Verizon Option, Verizon shall cease to own, directly or indirectly, at least 50% of the combined voting power of all Voting Stock of Borrower;


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                              then, and in every such event, (i) in the case of
                              any of the events specified in paragraphs (e) or
                              (f) above, the Facility shall thereupon
                              automatically be terminated and any outstanding principal and accrued interest on any borrowings hereunder shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived, and (ii) in the case of any event specified in paragraphs (a),
                              (b), (c) (d), (g) or (h) above, Lender may, by notice in writing to Borrower, terminate the Facility hereunder, if still in existence, and it shall thereupon be terminated, and Lender may, by notice in writing to Borrower, declare any outstanding principal and accrued interest on any borrowing hereunder to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice of formality of any kind, all of which are hereby expressly waived.


Conditions:                   The obligation of Lender to make loans in
                              accordance with the terms of the Facility is subject to the conditions precedent that: (i) the representations and warranties made herein shall be true on the date of each borrowing (and
                              Borrower's acceptance of the proceeds of such borrowing shall constitute Borrower's representation that the representations and warranties contained in this Agreement are true on the date of such loan) and (ii) no event which, with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred and is continuing.


Defined Terms:                All terms used and not otherwise defined
                              herein shall have the meanings ascribed to such terms in the Five-Year Agreement, in each case as in effect on the date hereof and as may be amended from time to time hereafter.


Documentation:                Prior to or concurrently with the first
                              Notice of Borrowing delivered by Borrower to Lender hereunder, Borrower will provide copies of borrowing resolutions adopted by the Board of Directors of Borrower and signature certificates of authorized officers of Borrower to Lender with respect to the Facility in form reasonably satisfactory to Lender. Prior to the initial borrowing under the Facility, Borrower will provide appropriate opinions of counsel substantially in the forms set forth in Exhibit E of the Five-Year Agreement.


Jurisdiction:                 Each of the parties hereto hereby irrevocably
                              and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Master Promissory Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating


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                              to this Agreement or the Master Promissory Note in
                              the courts of any jurisdiction.


Venue: Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Master Promissory Note in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


Waiver of Jury Trial:         Borrower and Lender hereby irrevocably waive all
                              right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Master Promissory Note or the actions of Lender in the negotiation, administration, performance or enforcement thereof.


Substitution of Lender:       Lender shall have the right to assign and transfer
                              its rights, privileges and obligations hereunder to any corporate affiliate of Lender which has the financial capacity to serve as Lender hereunder
                              ("New Lender") without the consent of Borrower, and following such assignment, (a) New Lender shall be deemed for all purposes hereunder to be Lender hereunder, as if New Lender had served as Lender hereunder as of the first day of the Commitment Period, and (b) the corporation previously serving as Lender hereunder shall be no longer for any purpose hereunder be deemed to be Lender hereunder.


Successors and Assigns:       This Agreement shall inure to the parties hereto
                              and their respective successors and assigns.


Governing Law:                New York.


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     In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                  GENUITY INC.


                  By:   /s/ W. Jack Reagan
                       --------------------------
                  Name:  W. Jack Reagan
                  Title:    Vice President and Treasurer



                  VERIZON INVESTMENTS INC.


                  By:   /s/ Janet M. Garrity
                       --------------------------
                  Name:  Janet M. Garrity
                  Title:  President and Treasurer


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